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                                                                    EXHIBIT 99.1


                             ILLINOVA CORPORATION

Dear Shareholder:

It is a pleasure to invite you to the Special Meeting of Shareholders of Illinova Corporation, which will be held on Monday, October 11, at 9:00 a.m., at the offices of the Company, 500 South 27th Street, Decatur, Illinois.

The purpose of the Meeting is to approve and adopt the merger agreement between Illinova Corporation and Dynergy Inc. and the Dynegy Inc. 2000 Long-Term Incentive Plan. Your Board of Directors unanimously recommends that you vote FOR both proposals.

Whether or not you plan to attend the Meeting, your vote is important. Please sign, date and return the attached proxy card today in the envelope provided.

If you have any questions or need assistance in voting your shares, please call our Shareholder Services Department at 1-800-800-8220.

Thank you for your support,

THE BOARD OF DIRECTORS OF ILLINOVA CORPORATION



Detach Address Change Form Here                                                 Detach Proxy Card Here
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                                   |                                     (continued from other side)
                                   |
                                   | UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).
                                   |
                                   |                                                     Dated ____________________________, 1999
                                   |                                                     ________________________________________
ACCT ID:                           |                                                     ________________________________________
                                   |                                                     Please sign exactly as name appears hereon.
If address change is necessary     |                                                     (If joint account, EACH JOINT OWNER MUST
please complete:                   |                                                     SIGN. Executors, administrators, trustees,
                                   |                                                     corporate officers, partners, custodians,
Street__________________Apt.______ |                                                     etc. should give full title).
City_______________State__________ |
Zip____________                    |    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   |
Signature_________________________ |
                                   |
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                             ILLINOVA CORPORATION


PROXY: The undersigned hereby appoints CHARLES E. BAYLESS, and ROBERT M. POWERS, or either of them, the attorneys and proxies of the undersigned, with power of substitution, to represent and to vote all of the shares of stock of Illinova
Corporation standing in the name of the undersigned, or credited in the account of the undersigned in Illinova's Investment Plus Plan, at the close of business on September 7, 1999 at the Special Meeting of Shareholders of the Company on Monday, October 11, 1999, and at all adjournments thereof, in accordance with the Notice of Meeting and Joint Proxy Statement received upon the following matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) AND (2).

(1) Approval of the adoption of the Agreement and Plan of Merger, dated as of June 14, 1999, as amended, by and among Illinova Corporation, Dynegy Inc.,
     Energy Convergence Holding Company, Energy Convergence Acquisition
     Corporation and Dynegy Acquisition Corporation.

          For [ ]                 Against [ ]             Abstain [ ]

(2)  Approval of the adoption of the Dynegy Inc. 2000 Long Term Incentive Plan.

          For [ ]                 Against [ ]             Abstain [ ]

(3) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.


                (Continued and to be signed on the other side)
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